UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 14, 2008

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2008, Computer Software Innovations, Inc. (the “Company”) entered into a Contract of Purchase and Sale dated August 8, 2008 (the “Agreement”) for the sale of real property owned by the Company and located at 3213 Executive Park Circle, Mobile, Alabama, to Employee Liability Management, Inc., an Alabama corporation (“Buyer”). The real property consists of an office building acquired in the Company’s acquisition of the business operations of McAleer Computer Associates, Inc. in January, 2007. At closing, Buyer will pay to the Company cash consideration of Five Hundred Fifteen Thousand and No/100 Dollars ($515,000). The sale is subject to Buyer’s due diligence, and is expected to close within ninety (90) days. The Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1*	Contract of Purchase and Sale between the Company and Employee Liability Management, Inc. dated August 8, 2008.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: August 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Contract of Purchase and Sale between the Company and Employee Liability Management, Inc. dated August 8, 2008.

*	Filed herewith.